EXHIBIT 99.2

Press Release
www.shire.com

Shire to announce second quarter 2018 results

Dublin, Ireland - July 23, 2018 - Shire plc (LSE: SHP, NASDAQ: SHPG), will announce second quarter 2018 earnings on Tuesday July 31, 2018.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Flemming Ornskov, MD, M.P.H., Chief Executive Officer and Thomas Dittrich, Chief Financial Officer will host the investor and analyst conference call at 9:00 am EDT / 14:00 BST.

The details of the conference call are as follows:

UK dial in:	0800 358 9473 or +44 333 300 0804
US dial in:	1 855 857 0686 or 1 631 913 1422
International Access Numbers:	Click here
Password/Conf ID:	45131838 #
Live Webcast:	Click here

Replay:
A replay of the presentation will be made available, subject to approval by the UK Takeover Panel, for two weeks by phone and for three months by webcast. Replay information made available will be contained on the Investor Relations section of Shire’s website at http://investors.shire.com/.

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 41 288 4129
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Scott Burrows	scott.burrows@shire.com	+41 41 288 4195

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global biotechnology leader serving patients with rare diseases and specialized conditions. We seek to push boundaries through discovering and delivering new possibilities for patient communities who often have few or no other champions. Relentlessly on the edge of what’s next, we are serial innovators with a diverse pipeline offering fresh thinking and new hope. Serving patients and partnering with healthcare communities in over 100 countries, we strive to be part of the entire patient journey to enable earlier diagnosis, raise standards of care, accelerate access to

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

treatment, and support patients. Our diverse portfolio of therapeutic areas includes Immunology, Hematology, Genetic Diseases, Neuroscience, Internal Medicine, Ophthalmics, and Oncology.

Championing patients is our call to action - it brings the opportunity - and responsibility - to change people’s lives.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX